UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2008

EDGEWATER TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-20971	71-0788538
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

20 Harvard Mill Square

Wakefield, Massachusetts 01880

Registrant’s telephone number, including area code: (781) 246-3343

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	AMENDMENT OF MATERIAL DEFINITIVE AGREEMENT

On March 31, 2008, Edgewater Technology, Inc. (the “Company”) authorized the amendment of the terms of an existing employment agreement, dated June 12, 2007, between the Company and Mr. David Gallo, the Company’s Chief Operating Officer (the “Existing Agreement”). The amended agreement is substantially similar to the Existing Agreement, except that it provides for an additional one-year term beyond the term of the Existing Agreement, and it therefore now covers a term through June 11, 2009.

ITEM 5.02	COMPENSATORY ARRANGEMENTS OF DIRECTORS

On March 31, 2008, the Compensation Committee of the Company’s Board of Directors approved revisions to Edgewater’s Board of Director compensation program. As a result of these revisions, non-employee directors will be entitled to receive annual compensation in 2008 that differs from compensation paid in 2007, as follows:

	2007 Compensation
Non-Employee Director	Board Cash Retainer	Board Annual Equity	Meeting Fees(1)	Annual Committee Equity	Total
Paul E. Flynn	$16,000	$25,616	$21,250	$0	$62,866
Paul Guzzi	$16,000	$25,616	$3,750	$17,000	$62,366
Nancy L. Leaming	$16,000	$25,616	$21,250	$0	$62,866
Barry B. White	$16,000	$25,616	$13,750	$17,000	$72,366
Wayne Wilson	$16,000	$25,616	$35,000	$17,000	$93,616
Michael R. Loeb	$16,000	$25,616	$0	$0	$41,616
Clete T. Brewer	$16,000	$25,616	$0	$0	$41,616

(1)

Meeting fees reflect the following actual number of meetings during 2007: four Board meetings, nine Audit Committee meetings, eight Compensation Committee meetings and three Governance and Nominating Committee meetings.

	2008 Compensation
Non-Employee Director	Board Cash Retainer	Board Annual Equity	Meeting Fees(2)	Committee Cash Retainer(3)		Other		Total
Paul E. Flynn	$20,000	$30,000	$0	$25,000	(3)	$0		$75,000
Paul Guzzi	$20,000	$30,000	$0	$20,000	(3)	$0		$70,000
Nancy L. Leaming	$20,000	$30,000	$0	$25,000	(3)	$0		$75,000
Barry B. White	$20,000	$30,000	$0	$32,500	(3)	$0		$82,500
Wayne Wilson	$20,000	$30,000	$0	$0		$55,000	(4)	$105,000
Michael R. Loeb	$20,000	$30,000	$0	$0		$0		$50,000
Clete T. Brewer	$20,000	$30,000	$0	$0		$0		$50,000

(2)

Assumes participation in six Board meetings, eight Audit Committee meetings, six Compensation Committee meetings and four Governance and Nominating Committee meetings. To the extent participation is required beyond such assumed number of meetings, an additional fee per meeting shall be payable equal to $1,500 for each additional Board meeting and $1,000 for each additional Committee meeting.

(3)	Amounts shown represent estimated cash Committee retainer for certain Committee participants, excluding any amounts that may be payable as contemplated by footnote 2 above.
(4)

Represents the Lead Independent Director’s cash retainer, in addition to the Board cash retainer. The Lead Independent Director is not eligible to receive Committee meeting fees such as those described in footnotes 2 and 3 above.

Annual Cash Compensation. During 2008, the Company’s non-employee directors will be entitled to receive an annual cash retainer of $20,000, payable in four quarterly installments. Each Board member will be eligible to receive an additional $1,500 meeting fee for attendance at each meeting above the estimated six Board meetings per year. In addition, the following Committee retainer amounts are payable to Committee members other than the Lead Independent Director, who shall be compensated separately as described below.

During 2008, the Audit Committee Chair will be entitled to receive an annual retainer of $30,000 per year, while Audit Committee Members will be entitled to receive an annual retainer of $12,500. Each Audit Committee Member (other than the Lead Independent Director) will be eligible to receive an additional $1,000 meeting fee for attendance at each meeting above the estimated eight Audit Committee meetings per year. The annual retainers will be paid in four quarterly installments and are in addition to the annual cash retainer for non-employee directors described above.

During 2008, the Compensation Committee Chair will be entitled to receive an annual retainer of $25,000 per year, while Compensation Committee Members will be entitled to receive an annual retainer of $12,500. Each Compensation Committee Member (other than the Lead Independent Director), will be eligible to receive an additional $1,000 meeting fee for attendance at each meeting above the estimated six Compensation Committee meetings per year. The annual retainers will be paid in four quarterly installments and are in addition to the annual cash retainer for non-employee directors described above.

During 2008, the Governance and Nominating Committee Chair will be entitled to receive an annual retainer of $20,000 per year, while Governance and Nominating Committee Members will be entitled to receive an annual retainer of $7,500. Each Governance and Nominating Committee Member (other than the Lead Independent Director) will be eligible to receive an additional $1,000 meeting fee for attendance at each meeting above the estimated four Governance and Nominating Committee meetings per year. The annual retainers will be paid in four quarterly installments and are in addition to the annual cash retainer for non-employee directors described above.

During 2008, the Board’s Lead Independent Director will be entitled to receive a cash retainer of $55,000, payable in four quarterly installments, in addition to the annual cash retainer for non-employee directors described above; however, the Lead Independent Director will not be entitled to receive any separate Committee fees, as described above.

Stock Options. Following initial election to the Company’s Board of Directors, non-employee directors will now be eligible to receive a nonqualified stock option to purchase shares representing a fair value, as determined in accordance with a Black-Scholes option pricing model, of $40,000. This represents a material decrease relative to past initial grant practices. Following initial election, on the date of each annual Stockholders’ Meeting thereafter, each outside director that is re-elected will now receive an additional nonqualified stock option to purchase shares representing a fair value, as described above, of $30,000. As part of the changes, the practice of making annual equity compensation awards to Committee Chairpersons has been eliminated.

The Board compensation changes described above represent (1) the first substantive change in Board cash compensation since May of 2002, when cash compensation was reduced by approximately 35%, and (2) the first substantive change in Board equity compensation since May of 2005, when Board equity compensation levels associated with annual stock option grants were decreased by approximately 25%. The Company was advised by a compensation consultant regarding these changes in Board compensation levels. The foregoing changes are designed to (a) compensate Committee members through Committee cash retainers in order to provide compensation commensurate with relevant service level commitments for Committee service and (b) set overall Board compensation at a level that is more competitive with market norms and peer group median levels, in order to enable the Company to attract potential new directors and provide market based remuneration for existing directors.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

99.1	First Amendment to Employment Agreement dated June 12, 2007, by and between Edgewater Technology, Inc. and David Gallo.

99.2	Employment Agreement dated June 12, 2007, by and between Edgewater Technology, Inc. and David Gallo (incorporated by reference to Exhibit 10.3 of the Company’s Form 8-K filed with the SEC on June 15, 2007).

SIGNATURES:

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 4, 2008

EDGEWATER TECHNOLOGY, INC.

	By:	/s/ Kevin R. Rhodes
	Name:	Kevin R. Rhodes
	Title:	Chief Financial Officer
(Principal Financial and Accounting Officer)